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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ______________________

                                   FORM 8-K


                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):

                               December 21, 2001
                               -----------------

                          CAPITAL MEDIA GROUP LIMITED
                          ---------------------------
            (Exact name of registrant as specified in its charter)



     Nevada                  0-21051                87-0453100
     ------                  -------                ----------
 (State or other         (Commission File         (I.R.S. Employer
   jurisdiction              Number)                Identification
of incorporation)                                       No.)

                            2, rue du Nouveau Bercy
                           94220, Charenton, France
                           ------------------------
                   (Address of principal executive offices)

    Registrant's telephone number, including area code: 011-33-1-43-53-6999
                                                        -------------------

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Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

     Effective December 21, 2001, the Company entered into an agreement
(the "Agreement") with Gilles Assouline, the former Chairman of the Board and Chief Executive Officer of the Company, under which Mr. Assouline acquired the Company's technology activities, comprising of Unimedia S.A. and its principal operating subsidiary, Topcard. Pursuant to the terms of the Agreement, CMG sold its 98.33% interest in Unimedia in return for nominal consideration and a share in the proceeds from any sale of Topcard during the two year period following the Agreement. CMG also waived its rights with regard to its previous financing of Unimedia in return for deferred payments in the event of an improvement in the operating performance of Topcard. As a result of the sale of its technology activities, the Company will record a capital loss of approximately US$0.7 million in its consolidated financial statements for 2001.

Item 5. Other Events
         ------------

     Effective December 21, 2001, Alain Krzentowski was named Chairman of the Board of Directors, President and Chief Executive Officer of the Company.

Item 6.  Resignations of Registrant's Directors.
         --------------------------------------

     Effective December 21, 2001, Gilles Assouline resigned from his positions as Chairman of the Board, President and Chief Executive Officer of the Company pursuant to a Termination Agreement between Mr. Assouline and the Company. Under the Termination Agreement, Mr. Assouline will continue to receive his current salary until March 31, 2001 and during which period he will serve on a part-time basis as consultant for the Company.

     Roger Orf and Michel Assouline have also resigned from their positions as members of the Company's Board of Directors.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

         (a)  Not applicable

         (b)  Not applicable

         (c)  Exhibits

              10.1 Purchase Agreement, dated as of December 19, 2001, by and between Capital Media Group Limited and Gilles Assouline.

              10.2 Termination Agreement, dated as of November 28, 2001, by and between Capital Media Group Limited and Gilles Assouline

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CAPITAL MEDIA GROUP LIMITED



                              By:    /s/ Jean-Francois Klein
                                 -------------------------------
                                 Jean-Francois Klein
                                 Chief Financial Officer

Date:  January 2, 2002

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                                 Exhibit Index
                                 -------------


10.1 Purchase Agreement, dated as of December 19, 2001, by and between Capital Media Group Limited and Gilles Assouline.

10.2 Termination Agreement, dated as of November 28, 2001, by and between Capital Media Group Limited and Gilles Assouline.

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